UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2017

CAPNIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1235 Radio Rd #110
Redwood City, CA 94065
(Address of principal executive offices)

(650) 213-8444
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 8, 2017, Capnia, Inc. (the “Company”) filed a certificate of amendment (the “Certificate of Amendment”) to its amended and restated certificate of incorporation (the “Restated Certificate”) to change its name from “Capnia, Inc.” to “Soleno Therapeutics, Inc.” The name change will be effective as of 12:01 a.m. Eastern time on May 12, 2017, and was made pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”).
The name change does not affect the rights of the Company’s security holders. There were no other changes to the Restated Certificate in connection with the name change.
On May 12, 2017, the Company’s common stock, which trades on the Nasdaq Capital Market, will cease trading under the ticker symbol “CAPN” and commence trading under the ticker symbol “SLNO”. Along with the ticker change, the Company’s common stock has been assigned a new CUSIP number of 834203 101.
On May 12, 2017, the Company’s Series A Warrant, which trades on the Nasdaq Capital Market, will cease trading under the ticker symbol “CAPNW” and commence trading under the ticker symbol “SLNOW”. Along with the ticker change, the Company’s Series A Warrant has been assigned a new CUSIP number of 834203 119.
A copy of the Certificate of Amendment effecting the name change, as filed with the Delaware Secretary of State on May 8, 2017, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 8, 2017, the Company held its 2017 Annual Meeting of Stockholders. Of the 47,587,647 shares of common stock outstanding as of April 12, 2017, the record date, 36,895,126 shares of common stock were represented at the meeting in person or by proxy, constituting 77.53% of the outstanding shares of common stock entitled to vote and constituting a quorum for the transaction of business.
The stockholders of the Company voted on the following items at the Meeting:

1.	To elect four Class III directors to serve until the 2020 Annual Meeting of stockholders or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.
To approve the Certificate of Amendment to amend the Restated Certificate of the Company, at the discretion of the Board of Directors, to change the name of the Company from “Capnia, Inc.” to “Soleno Therapeutics, Inc.”; and

4.
To approve an amendment to amend the Restated Certificate of the Company to effect, at the discretion of the Board of Directors, a reverse stock split of all of the outstanding shares of the Company’s common stock at a ratio between one-for-two (1:2) and one-for-ten (1:10) to be determined by the Board of Directors, to be effected at the sole discretion of the Board of Directors at any time within six months following the 2017 Annual Meeting of stockholders; and authorize any other action deemed by the Board of Directors to be necessary in connection therewith, all without further approval or authorization of the Company’s stockholders.

Proposal One – Election of Directors

The table below presents the voting results of the election of the four Class III directors to the Company’s Board of Directors by the Company’s stockholders:

Nominee	Votes For	Votes Withheld	Votes For	Broker Non-Votes
Ernest Mario, Ph.D.	34,249,026	25,696	99.93%	2,620,404
Anish Bhatnagar, M.D.	34,232,183	42,539	99.88%	2,620,404
William G. Harris	34,237,148	37,574	99.89%	2,620,404
Stuart Collinson, Ph.D.	34,247,861	26,861	99.92%	2,620,404

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,254,334	214,460	426,330	0

Proposal Three – Approval of Amendment of Charter to Change the Company’s Name to “Soleno Therapeutics, Inc.”

The Company’s stockholders approved the amendment of the Company’s Restated Charter to change the Company’s Name to “Soleno Therapeutics, Inc.” by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,833,310	59,157	2,659	0

Proposal Four – Approval of Amendment of Charter to Perform the Reverse Split

The Company’s stockholders approved the amendment of the Company’s Restated Charter to perform a reverse split of all of the outstanding shares of the Company’s common stock at a ratio between one-for-two (1:2) and one-for-ten (1:10) to be determined by the Board of Directors, to be effected at the sole discretion of the Board of Directors at any time within six months following the 2017 Annual Meeting of stockholders, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,254,493	1,207,436	433,196	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPNIA, INC.
Date: May 8, 2017
By: /s/ David O’Toole
David O’Toole
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Amendment